Exhibit 5.1


                             Hogan & Hartson L.L.P.
                                 Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109


                                February 11, 2000



Board of Directors
OneMain.com, Inc.
1860 Michael Farady Drive, Suite 200
Reston, Virginia  20190

Ladies and Gentlemen:

                  We are acting as counsel to OneMain.com, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-4, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to an aggregate of 6,000,000 shares of the Company's common stock, par value $0.001 per share (the "Shares"), which may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on February 9, 2000 and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  3. The Second Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

Board of Directors
OneMain.com, Inc.
February 11, 2000
Page 2






                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  For purposes of this opinion letter, we have assumed that the issuance, sale and amount of the Shares to be offered from time to time and the terms of the sale thereof will be duly authorized and established by proper action of the Board of Directors of the Company (each, a "Board Action") and in accordance with the Company's Amended and Restated Certificate of Incorporation and applicable Delaware law.

                  This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement; (ii) due authorization by Board Action of an issuance of Shares; (iii) issuance and delivery of certificates for Shares against payment therefor in accordance with the terms of such Board Action and any applicable acquisition or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Shares represented by such certificates will be validly issued, fully paid and nonassessable under the Delaware General Corporation Law, as amended.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

Board of Directors
OneMain.com, Inc.
February 11, 2000
Page 3



                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                                      Very truly yours,

                                                      /s/ Hogan & Hartson L.L.P.
                                                      --------------------------

                                                      HOGAN & HARTSON L.L.P.